EXHIBIT 23.2



               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the TCSI Corporation 1991 Stock Incentive Plan and in the related Prospectus, of our report dated January 27, 1998, with respect to the consolidated financial statements and financial statement schedule of TCSI Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 1997, filed with the Securities and Exchange Commission.



                                                               ERNST & YOUNG LLP


San Francisco, California
October 23, 1998